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                                                                    EXHIBIT 23.1














                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Six Flags, Inc.:

We consent to the incorporation by reference in the registration statement (No. 333-76595) on Form S-3 and in the registration statement (No. 333-59249) on Form S-8 of Six Flags, Inc. of our report dated March 5, 2002, with respect to the consolidated balance sheets of Six Flags, Inc. and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations, stockholders' equity and other comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2001, which report appears in the December 31, 2001 annual report on Form 10-K of Six Flags, Inc. Our report refers to a change in the method of accounting for derivative instruments and hedging activities in 2001.

                                                         KPMG LLP



Oklahoma City, Oklahoma
March 28, 2002